Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports fourth quarter and full year fiscal 2023 results

●	Initiated strong fiscal 2024 financial guidance, including adjusted EPS of $4.35 to $4.55 or 20% year-over-year growth at the mid-point
●	Exceeded mid-points of initial and increased fiscal 2023 financial guidance, driven by double-digit NSR growth in the design business in the fourth quarter
●	Delivered a record segment adjusted operating margin for the full year
●	Design contracted backlog increased 15% to an all-time high
●	Increased share repurchase authorization to $1 billion and quarterly dividend by 22%

DALLAS (November 13, 2023) — AECOM (NYSE:ACM), the world’s trusted infrastructure consulting firm, today reported fourth quarter and full year fiscal 2023 results.

	Fourth Quarter Fiscal 2023					Full Year Fiscal 2023
(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change		As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$3,842	--	12%	--		$14,378	--	9%	--
Net Service Revenue (NSR)[2]	--	$1,727	--	8%		--	$6,703	--	8%
Operating Income	$80	$225	(56)%	15%		$324	$847	(50)%	12%
Segment Operating Margin[3] (NSR)	--	15.2%	--	+60	bps	--	14.7%	--	+60	bps
Net Income	$34	$141	(71)%	21%		$114	$520	(71)%	7%
EPS (Fully Diluted)	$0.24	$1.01	(71)%	22%		$0.81	$3.71	(70)%	9%
EBITDA[4]	--	$252	--	10%		--	$964	--	9%
Operating Cash Flow	$285	--	(10)%	--		$696	--	(2)%	--
Free Cash Flow[5]	--	$263	--	2%		--	$591	--	1%
Design Backlog	$21,435	--	12%[6]	--

Fourth Quarter and Full Year Fiscal 2023 Highlights

●	Fourth quarter revenue increased 12% to $3.8 billion, operating income decreased by 56% to $80 million, the operating margin decreased by 330 basis points to 2.1%, net income decreased 71% to $34 million and diluted earnings per share decreased 71% to $0.24.
–	Reported results for the fourth quarter included approximately $138 million of costs primarily related to accelerated margin expansion initiatives, including the optimization of office real estate, with a benefit beginning in fiscal 2024 and beyond.
●	Fourth quarter organic NSR[2] in the design business increased by 10% for a second consecutive quarter and increased by 9% for the full year.
–	Growth was led by the transportation and water markets, which account for approximately 60% of the Company’s NSR[2].
●	The segment adjusted[1] operating margin[3] was 15.2% in the fourth quarter, an increase of 60 basis points from the prior year.
–	The full year segment adjusted[1] operating margin[3] of 14.7% exceeded guidance and increased 60 basis points from the prior year to an all-time high.
●	Full year adjusted[1] EBITDA[4] and adjusted[1] EPS of $964 million and $3.71, respectively, exceeded both the Company’s original and increased guidance mid-points.
–	Adjusted[1] EPS increased by 12% compared to the prior year on a constant-currency basis, which outperformed prior guidance for a 10% year-over-year increase.
●	Backlog in the design business increased by 12%[6] to a record high, driven by strength in the Company’s global water, transportation and environment businesses, which are benefitting from increased investment in infrastructure, sustainability and resilience, and the energy transition.

Fiscal 2024 Financial Guidance

●	Building on the successes of fiscal 2023, AECOM expects to deliver another year of strong organic NSR[2] growth, record segment adjusted[1] operating margins[3], and double-digit adjusted[1] earnings per share growth, including:
-	Organic NSR[2] growth of approximately 8% to 10%.
-	A segment adjusted[1] operating margin[3] of approximately 15.6%, a 90 basis point increase from fiscal 2023, which includes:
▪	Approximately two-thirds of the margin expansion from high-returning organic growth, which alone puts the Company ahead of its 15% target for fiscal 2024.
▪	Approximately one-third of the margin expansion from the acceleration of the Company’s continuous improvement initiatives, primarily related to real estate efficiencies.
-	Adjusted[1] EBITDA[4] of between $1,065 million and $1,105 million, representing a 13% increase at the mid-point over fiscal 2023.
-	Adjusted[1] EPS of between $4.35 and $4.55, reflecting a 20% increase at the mid-point over fiscal 2023.
●	Other assumptions incorporated into guidance:
-	Reflecting the highly cash generative nature of its Professional Services business, the Company expects 100%+ adjusted[1] net income to free cash flow[5] conversion.
-	An average fully diluted share count of 138 million, which reflects only shares repurchased to-date, though the Company intends to continue repurchasing stock that would provide a benefit to per share earnings.
-	An effective tax rate of between 24% and 26%.
●	The Company expects a return on invested capital[7] (ROIC) of approximately 20% in fiscal 2024, reflecting its achievement in fiscal 2023 of its previously increased 17% target.

Cash Flow, Balance Sheet and Capital Allocation Update

●	Full year operating cash flow was $696 million and free cash flow[5] was $591 million, reflecting the achievement of the Company’s cash flow guidance for a ninth consecutive year.
●	The Company also affirmed its returns-focused capital allocation policy, including:
–	The Board of Directors approved an increase to its share repurchase authorization to $1 billion, reflecting the Company’s commitment to returning substantially all available cash flow to investors after investments in accelerating organic growth.
–	Increased the quarterly dividend by 22% to $0.22 per share, marking a second consecutive year of 20%+ increases and fulfilling the Company’s ongoing commitment to raise the dividend per share by double-digits annually.
–	Allocated approximately $475 million to stockholders in fiscal 2023 through share repurchases and dividends.
▪	In total, shares outstanding has declined by 19% since the initiation of the repurchase program in September 2020.
●	The Company continues to operate with a strong balance sheet that provides a competitive advantage, with approximately 80% of its debt fixed, swapped to fixed, or capped over the next several years and no near-term bond maturities.

“I am proud of our performance in fiscal 2023, including exceeding our initial and increased earnings guidance mid-points and enhancing our long-term visibility through a record design backlog and 20% pipeline growth,” said Troy Rudd, AECOM’s chief executive officer. “We have focused our capital and technical expertise on the fastest-growing markets around the globe, which has resulted in a record win rate on the highest-returning opportunities. As reflected in our strong fiscal 2024 guidance, which includes 20% expected adjusted EPS growth, we have built an enviable leadership position and competitive advantage to fully capitalize on robust end market growth ahead.”

“Our unrivaled technical expertise and culture of collaboration is evident in the many transformational wins of the past year that reaffirm our leadership position in key markets including water, transportation, and environment,” said Lara Poloni, AECOM’s president. “The secular megatrends of global investments in infrastructure, sustainability, resilience and the energy transition are converging to create an undeniable growth cycle and we are well positioned to lead. Through our Think and Act Globally strategy, we are magnifying our competitive advantages by collaborating to bring the best technical resources to our clients for their most complex and challenging projects.”

“Our consistently strong financial performance is a testament to the inherent attributes of our Professional Services business, including high-returning, lower risk consulting activities for well-funded clients, that result in consistently strong cash flow,” said Gaurav Kapoor, AECOM’s chief financial officer. “Through our returns-focused capital allocation policy, we have returned $2 billion to stockholders since 2020. We are furthering this focus with our increased repurchase authorization and increased quarterly dividend, which reflects our confidence in continued earnings and cash flow growth.”

Business Segments

Americas

Revenue in the fourth quarter was $2.9 billion, a 12% increase from the prior year. Full year revenue was $11.0 billion, a 10% increase from the prior year.

NSR2 in the fourth quarter was $1.0 billion. This included 9% growth in the design business, which was led by the Company’s water, transportation, and environment markets. Full year NSR was $3.9 billion, a 6% increase from the prior year, highlighted by 8% growth in the design business.

Fourth quarter operating income increased by 10% over the prior year to $186 million and increased by 9% for the full year to $715 million. On an adjusted1 basis, fourth quarter operating income increased by 10% to $190 million and increased by 9% to $732 million for the full year. The fourth quarter adjusted operating margin on NSR2 was 19.0% and reflected a 60 basis point increase over the prior year, which contributed to a full year adjusted operating margin of 18.7%, which marked a 60 basis point increase over the prior year and included increased investments to capitalize on organic growth opportunities.

International

Revenue in the fourth quarter was $905 million, a 12% increase from the prior year. Full year revenue was $3.4 billion, a 6% increase from the prior year.

NSR2 in the fourth quarter was $722 million, an 11% increase from the prior year. Full year NSR was $2.8 billion, an 11% increase from the prior year.

Fourth quarter operating income increased by 25% over the prior year to $72 million and increased by 15% to $255 million for the full year. On an adjusted basis1, operating income increased by 25% to $72 million in the fourth quarter and increased by 15% to $256 million for the full year. The fourth quarter adjusted operating margin on NSR2 increased by 100 basis points to 10.0%, which marked the achievement of the Company’s target to deliver a double-digit margin in the International business. The full year adjusted operating margin increased by 60 basis points over the prior year to 9.2%.

Backlog

Total backlog in the design business increased by 12%6 over the prior year to $21.4 billion, which set a new record, and included strong growth in both the Americas and International regions. This performance contributed to a full year book-to-burn ratio of 1.3 in the design business. Design backlog also included a record level of contracted backlog that provides for significant visibility into growth in the coming year. Total backlog of $41.2 billion marked a 2% increase over the prior year.

Balance Sheet

As of September 30, 2023, AECOM had $1.3 billion of total cash and cash equivalents, $2.2 billion of total debt and $957 million of net debt (total debt less cash and cash equivalents). Net leverage8 was 0.9x.

Tax Rate

The effective tax rate was 16.2% in the fourth quarter and 26.3% in the full year. On an adjusted1 basis, the effective tax rate was 25.2% and 25.5% in the full year. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on adjusted net income9. The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Conference Call

AECOM is hosting a conference call tomorrow at 8 a.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends, and outlook. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of certain items, such as restructuring costs, amortization of intangible assets, non-core AECOM Capital and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis.

3 Reflects segment operating performance, excluding AECOM Capital and G&A.

4 Net income before interest expense, tax expense, depreciation and amortization.

5 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from disposals of property and equipment.

6 On a constant-currency basis.

7 Return on invested capital, or ROIC, reflects continuing operations and is calculated as the sum of adjusted net income as presented in the Company’s Regulation G Information and adjusted interest expense, net of interest income, divided by average quarterly invested capital as defined as the sum of attributable shareholder’s equity and total debt, less cash and cash equivalents.

8 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents.

9 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

About AECOM

AECOM (NYSE: ACM) is the world’s trusted infrastructure consulting firm, delivering professional services throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, new energy, and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical and digital expertise, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $14.4 billion in fiscal year 2023. See how we are delivering sustainable legacies for generations to come at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; limited control over operations that run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs; currency exchange rate and interest fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the expected benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas construction businesses, including the risk that any contingent purchase price adjustments from those transactions could be unfavorable and result in lower aggregate cash proceeds and any future proceeds owed to us under those transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to present the cash generated from operations after capital expenditures to maintain our business. We present net service revenue (NSR) to exclude pass-through subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release. The Company is unable to reconcile its non-GAAP financial guidance and long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income.  The Company is unable to provide a reconciliation of its guidance for NSR to GAAP revenue because it is unable to predict with reasonable certainty its pass-through revenue.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	Sept 30, 2022	Sept 30, 2023	% Change	Sept 30, 2022	Sept 30, 2023	% Change
Revenue	$3,426,113	$3,842,385	12.1%	$13,148,182	$14,378,461	9.4%
Cost of revenue	3,208,845	3,590,080	11.9%	12,300,208	13,432,996	9.2%
Gross profit	217,268	252,305	16.1%	847,974	945,465	11.5%
Equity in earnings (losses) of joint ventures	26,282	6,866	(73.9)%	53,640	(279,352)	(620.8)%
General and administrative expenses	(40,944)	(40,933)	(0.0)%	(147,309)	(153,575)	4.3%
Restructuring costs	(18,574)	(137,857)	642.2%	(107,501)	(188,404)	75.3%
Income from operations	184,032	80,381	(56.3)%	646,804	324,134	(49.9)%
Other income	1,295	2,075	60.2%	5,942	8,357	40.6%
Interest income	2,340	15,759	573.5%	8,210	40,251	390.3%
Interest expense	(33,302)	(41,402)	24.3%	(110,274)	(159,342)	44.5%
Income from continuing operations before taxes	154,365	56,813	(63.2)%	550,682	213,400	(61.2)%
Income tax expense for continuing operations	32,967	9,182	(72.1)%	136,051	56,052	(58.8)%
Income from continuing operations	121,398	47,631	(60.8)%	414,631	157,348	(62.1)%
Loss from discontinued operations	(8,395)	(7,437)	(11.4)%	(79,929)	(57,207)	(28.4)%
Net income	113,003	40,194	(64.4)%	334,702	100,141	(70.1)%

Net income attributable to noncontrolling interests from continuing operations	(5,986)	(13,700)	128.9%	(25,521)	(43,262)	69.5%
Net (income) loss attributable to noncontrolling interests from discontinued operations	(1,399)	(1,021)	(27.0)%	1,430	(1,547)	(208.2)%
Net income attributable to noncontrolling interests	(7,385)	(14,721)	99.3%	(24,091)	(44,809)	86.0%

Net income attributable to AECOM from continuing operations	115,412	33,931	(70.6)%	389,110	114,086	(70.7)%
Net loss attributable to AECOM from discontinued operations	(9,794)	(8,458)	(13.6)%	(78,499)	(58,754)	(25.2)%
Net income attributable to AECOM	$105,618	$25,473	(75.9)%	$310,611	$55,332	(82.2)%

Net income (loss) attributable to AECOM per share:
Basic continuing operations per share	$0.83	$0.25	(69.9)%	$2.76	$0.82	(70.3)%
Basic discontinued operations per share	(0.07)	(0.07)	0.0%	(0.55)	(0.42)	(23.6)%
Basic earnings per share	$0.76	$0.18	(76.3)%	$2.21	$0.40	(81.9)%

Diluted continuing operations per share	$0.82	$0.24	(70.7)%	$2.73	$0.81	(70.3)%
Diluted discontinued operations per share	(0.07)	(0.06)	(14.3)%	(0.55)	(0.42)	(23.6)%
Diluted earnings per share	$0.75	$0.18	(76.0)%	$2.18	$0.39	(82.1)%

Weighted average shares outstanding:
Basic	139,626	138,103	(1.1)%	140,768	138,614	(1.5)%
Diluted	141,344	139,418	(1.4)%	142,696	140,109	(1.8)%

AECOM

Balance Sheet Information

(unaudited - in thousands)

	September 30, 2022	September 30, 2023
Balance Sheet Information:
Total cash and cash equivalents	$1,172,209	$1,260,206
Accounts receivable and contract assets – net	3,723,111	4,069,504
Working capital	418,639	319,228
Total debt, excluding unamortized debt issuance costs	2,224,602	2,217,255
Total assets	11,139,315	11,233,398
Total AECOM stockholders’ equity	2,476,654	2,212,332

AECOM

Reportable Segments

(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended September 30, 2023
Revenue	$2,936,616	$905,231	$538	$-	$3,842,385
Cost of revenue	2,756,041	834,039	-	-	3,590,080
Gross profit	180,575	71,192	538	-	252,305
Equity in earnings of joint ventures	5,612	718	536	-	6,866
General and administrative expenses	-	-	(2,993)	(37,940)	(40,933)
Restructuring costs	-	-	-	(137,857)	(137,857)
Income (loss) from operations	$186,187	$71,910	$(1,919)	$(175,797)	$80,381

Gross profit as a % of revenue	6.1%	7.9%	-	-	6.6%

Three Months Ended September 30, 2022
Revenue	$2,618,964	$806,724	$425	$-	$3,426,113
Cost of revenue	2,454,144	754,701	-	-	3,208,845
Gross profit	164,820	52,023	425	-	217,268
Equity in earnings of joint ventures	4,647	5,585	16,050	-	26,282
General and administrative expenses	-	-	(4,005)	(36,939)	(40,944)
Restructuring costs	-	-	-	(18,574)	(18,574)
Income from operations	$169,467	$57,608	$12,470	$(55,513)	$184,032

Gross profit as a % of revenue	6.3%	6.4%	-	-	6.3%

Twelve Months Ended September 30, 2023
Revenue	$10,975,616	$3,402,110	$735	$-	$14,378,461
Cost of revenue	10,275,939	3,157,057	-	-	13,432,996
Gross profit	699,677	245,053	735	-	945,465
Equity in earnings (losses) of joint ventures	14,890	9,661	(303,903)	-	(279,352)
General and administrative expenses	-	-	(12,598)	(140,977)	(153,575)
Restructuring costs	-	-	-	(188,404)	(188,404)
Income (loss) from operations	$714,567	$254,714	$(315,766)	$(329,381)	$324,134

Gross profit as a % of revenue	6.4%	7.2%	-	-	6.6%

Contracted backlog	$18,394,732	$4,173,690	$-	$-	$22,568,422
Awarded backlog	14,896,277	2,097,917	-	-	16,994,194
Unconsolidated JV backlog	1,605,514	-	-	-	1,605,514
Total backlog	$34,896,523	$6,271,607	$-	$-	$41,168,130

Total backlog – Design only	$15,163,845	$6,271,607	$-	$-	$21,435,452

Twelve Months Ended September 30, 2022
Revenue	$9,939,333	$3,206,625	$2,224	$-	$13,148,182
Cost of revenue	9,299,436	3,000,772	-	-	12,300,208
Gross profit	639,897	205,853	2,224	-	847,974
Equity in earnings of joint ventures	13,871	15,313	24,456	-	53,640
General and administrative expenses	-	-	(12,649)	(134,660)	(147,309)
Restructuring costs	-	-	-	(107,501)	(107,501)
Income from operations	$653,768	$221,166	$14,031	$(242,161)	$646,804

Gross profit as a % of revenue	6.4%	6.4%	-	-	6.4%

Contracted backlog	$17,507,944	$3,855,488	$-	$-	$21,363,432
Awarded backlog	17,355,035	1,215,786	-	-	18,570,821
Unconsolidated JV backlog	249,492	-	-	-	249,492
Total backlog	$35,112,471	$5,071,274	$-	$-	$40,183,745

Total backlog – Design only	$13,954,382	$5,071,274	$-	$-	$19,025,656

AECOM

Regulation G Information

(in millions)

Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2022	Jun 30, 2023	Sep 30, 2023	Sep 30, 2022	Sep 30, 2023
Americas
Revenue	$2,618.9	$2,829.5	$2,936.7	$9,939.3	$10,975.7
Less: Pass-through revenue	1,671.4	1,814.5	1,932.2	6,228.2	7,056.8
Net service revenue	$947.5	$1,015.0	$1,004.5	$3,711.1	$3,918.9

International
Revenue	$806.8	$834.3	$905.2	$3,206.7	$3,402.1
Less: Pass-through revenue	165.3	145.4	182.8	609.0	619.0
Net service revenue	$641.5	$688.9	$722.4	$2,597.7	$2,783.1

Segment Performance (excludes ACAP)
Revenue	$3,425.7	$3,663.8	$3,841.9	$13,146.0	$14,377.8
Less: Pass-through revenue	1,836.7	1,959.9	2,115.0	6,837.2	7,675.8
Net service revenue	$1,589.0	$1,703.9	$1,726.9	$6,308.8	$6,702.0

Consolidated
Revenue	$3,426.1	$3,663.6	$3,842.4	$13,148.2	$14,378.5
Less: Pass-through revenue	1,836.7	1,959.9	2,115.0	6,837.2	7,675.8
Net service revenue	$1,589.4	$1,703.7	$1,727.4	$6,311.0	$6,702.7

Reconciliation of Total Debt to Net Debt

	Balances at:
	Sep 30, 2022	Jun 30, 2023	Sep 30, 2023
Short-term debt	$5.0	$3.9	$3.1
Current portion of long-term debt	43.6	53.0	86.4
Long-term debt, excluding unamortized debt issuance costs	2,176.0	2,162.6	2,127.8
Total debt	2,224.6	2,219.5	2,217.3
Less: Total cash and cash equivalents	1,172.2	1,257.7	1,260.2
Net debt	$1,052.4	$961.8	$957.1

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Twelve Months Ended
	Sep 30, 2022	Jun 30, 2023	Sep 30, 2023	Sep 30, 2022	Sep 30, 2023
Net cash provided by operating activities	$315.6	$279.3	$285.2	$713.7	$696.0
Capital expenditures, net	(58.2)	(14.4)	(22.3)	(128.1)	(105.3)
Free cash flow	$257.4	$264.9	$262.9	$585.6	$590.7

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2022	Jun 30, 2023	Sep 30, 2023	Sep 30, 2022	Sep 30, 2023
Reconciliation of Income from Operations to Adjusted Income from Operations
Income (loss) from operations	$184.0	$(105.4)	$80.3	$646.8	$324.1
Noncore AECOM Capital (income) loss	(12.4)	311.5	1.9	(14.0)	315.8
Restructuring costs	18.5	9.1	137.9	107.5	188.4
Amortization of intangible assets	4.7	4.6	4.6	18.9	18.5
Adjusted income from operations	$194.8	$219.8	$224.7	$759.2	$846.8

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes
Income (loss) from continuing operations before taxes	$154.4	$(133.7)	$56.8	$550.7	$213.4
Noncore AECOM Capital (income) loss	(12.4)	311.5	1.9	(14.0)	315.8
Restructuring costs	18.5	9.1	137.9	107.5	188.4
Amortization of intangible assets	4.7	4.6	4.6	18.9	18.5
Financing charges in interest expense	1.3	1.2	1.2	4.9	4.8
Adjusted income from continuing operations before taxes	$166.5	$192.7	$202.4	$668.0	$740.9

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations
Income tax expense for continuing operations	$33.0	$(20.0)	$9.2	$136.1	$56.1
Tax effect of the above adjustments(1)	3.8	90.2	38.4	21.3	142.3
Valuation allowances and other tax only items	6.9	(21.4)	-	(0.4)	(20.8)
Adjusted income tax expense for continuing operations	$43.7	$48.8	$47.6	$157.0	$177.6

(1) Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to Noncontrolling Interests (NCI) from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations
Net income attributable to noncontrolling interests from continuing operations	$(6.0)	$(11.8)	$(13.7)	$(25.5)	$(43.2)
Noncore AECOM Capital, net of tax	0.1	-	-	0.1	-
Amortization of intangible assets included in NCI, net of tax	(0.1)	(0.1)	(0.1)	(0.5)	(0.5)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(6.0)	$(11.9)	$(13.8)	$(25.9)	$(43.7)

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations
Net income (loss) attributable to AECOM from continuing operations	$115.4	$(125.5)	$33.9	$389.1	$114.1
Noncore AECOM Capital (income) loss, net of NCI	(12.3)	311.5	1.9	(13.9)	315.8
Restructuring costs	18.5	9.1	137.9	107.5	188.4
Amortization of intangible assets	4.7	4.6	4.6	18.9	18.5
Financing charges in interest expense	1.3	1.2	1.2	4.9	4.8
Tax effect of the above adjustments(1)	(3.8)	(90.2)	(38.4)	(21.3)	(142.3)
Valuation allowances and other tax only items	(6.9)	21.4	-	0.4	20.8
Amortization of intangible assets included in NCI, net of tax	(0.1)	(0.1)	(0.1)	(0.5)	(0.5)
Adjusted net income attributable to AECOM from continuing operations	$116.8	$132.0	$141.0	$485.1	$519.6

(1) Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2022	Jun 30, 2023	Sep 30, 2023	Sep 30, 2022	Sep 30, 2023
Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share
Net income (loss) attributable to AECOM from continuing operations – per diluted share(2)	$0.82	$(0.90)	$0.24	$2.73	$0.81
Per diluted share adjustments:
Noncore AECOM Capital (income) loss, net of NCI	(0.09)	2.22	0.01	(0.10)	2.26
Restructuring costs	0.13	0.06	0.99	0.75	1.34
Amortization of intangible assets	0.03	0.03	0.03	0.13	0.13
Financing charges in interest expense	0.01	0.01	0.01	0.03	0.03
Tax effect of the above adjustments(1)	(0.02)	(0.63)	(0.27)	(0.14)	(1.01)
Valuation allowances and other tax only items	(0.05)	0.15	-	-	0.15
Adjusted net income attributable to AECOM from continuing operations per diluted share(2)	$0.83	$0.94	$1.01	$3.40	$3.71
Weighted average shares outstanding – basic	139.6	138.7	138.1	140.8	138.6
Weighted average shares outstanding – diluted	141.3	140.0	139.4	142.7	140.1

(1)	Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

(2)	Q3-FY2023 basic and dilutive GAAP EPS calculations use the same share count because of the net loss and to avoid any antidilutive effect; however, the adjusted EPS includes the 1.3 million dilutive shares excluded in the GAAP EPS.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to EBITDA to Adjusted EBITDA and to Adjusted Income from Operations
Net income (loss) attributable to AECOM from continuing operations	$115.4	$(125.5)	$33.9	$389.1	$114.1
Income tax expense (benefit)	33.0	(20.0)	9.2	136.1	56.1
Depreciation and amortization	44.1	43.1	44.6	170.2	175.1
Interest income	(2.3)	(8.8)	(15.8)	(8.2)	(40.3)
Interest expense	33.3	38.9	41.4	110.3	159.4
Amortized bank fees included in interest expense	(1.2)	(1.2)	(1.2)	(4.8)	(4.8)
EBITDA	$222.3	$(73.5)	$112.1	$792.7	$459.6
Noncore AECOM Capital (income) loss, net of NCI	(12.3)	311.5	1.9	(13.9)	315.8
Restructuring costs	18.6	9.1	137.9	107.6	188.5
Adjusted EBITDA	$228.6	$247.1	$251.9	$886.4	$963.9
Other income	(1.5)	(1.7)	(2.2)	(6.1)	(8.4)
Depreciation(3)	(38.3)	(37.5)	(38.8)	(146.9)	(152.4)
Noncontrolling interests in income of consolidated subsidiaries, net of tax	6.0	11.8	13.7	25.5	43.2
Noncore noncontrolling interests in AECOM Capital, net of tax	(0.1)	-	-	(0.1)	-
Amortization of intangible assets included in NCI, net of tax	0.1	0.1	0.1	0.4	0.5
Adjusted income from operations	$194.8	$219.8	$224.7	$759.2	$846.8

(3)	Excludes depreciation from discontinued operations

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2022	Jun 30, 2023	Sep 30, 2023	Sep 30, 2022	Sep 30, 2023
Reconciliation of Segment Income from Operations to Adjusted Income from Operations
Americas Segment:
Income from operations	$169.5	$186.4	$186.2	$653.8	$714.6
Amortization of intangible assets	4.4	4.3	4.3	17.4	17.3
Adjusted income from operations	$173.9	$190.7	$190.5	$671.2	$731.9

International Segment:
Income from operations	$57.6	$67.7	$71.9	$221.2	$254.7
Amortization of intangible assets	0.3	0.3	0.3	1.4	1.2
Adjusted income from operations	$57.9	$68.0	$72.2	$222.6	$255.9

Segment Performance (excludes ACAP and G&A):
Income from operations	$227.1	$254.1	$258.1	$875.0	$969.3
Amortization of intangible assets	4.7	4.6	4.6	18.8	18.5
Adjusted income from operations	$231.8	$258.7	$262.7	$893.8	$987.8

FY2024 GAAP EPS Guidance based on Adjusted EPS Guidance

(all figures approximate)	Fiscal Year End 2024
GAAP EPS guidance	$3.85 to $4.16
Adjusted EPS excludes:
Amortization of intangible assets	$0.12
Amortization of deferred financing fees	$0.04
Restructuring expenses	$0.51 to $0.36
Tax effect of the above items	($0.17) to ($0.13)
Adjusted EPS guidance	$4.35 to $4.55

FY2024 GAAP Net Income from Continuing Operations Guidance based on Adjusted EBITDA Guidance

(in millions, all figures approximate)	Fiscal Year End 2024
GAAP net income from continuing operations guidance	$591 to $624
Net income attributable to noncontrolling interest from continuing operations	($60) to ($50)
Net income attributable to AECOM from continuing operations	$531 to $574
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$17
Amortization of deferred financing fees	$5
Restructuring expenses	$70 to $50
Tax effect of the above items	($23) to ($18)
Adjusted net income attributable to AECOM from continuing operations	$600 to $628
Adjusted EBITDA excludes:
Depreciation	$152
Adjusted interest expense, net	$115
Tax expense, including tax effect of the above items	$198 to $210
Adjusted EBITDA guidance	$1,065 to $1,105

AECOM
Regulation G Information

FY2024 GAAP Interest Expense Guidance based on Adjusted Net Interest Expense Guidance

(in millions, all figures approximate)	Fiscal Year End 2024
GAAP interest expense guidance	$155
Financing charges in interest expense	$(5)
Interest income	$(35)
Adjusted net interest expense guidance	$115

FY2024 GAAP Income Tax Guidance based on Adjusted Income Tax Guidance

(in millions, all figures approximate)	Fiscal Year End 2024
GAAP income tax expense	$175 to $192
Tax effect of adjusting items	$23 to $18
Adjusted income tax expense	$198 to $210

FY2024 GAAP Income from Operations as a % of Revenue Guidance based on Segment Adjusted Operating Income as a % of Net Service Revenue Guidance

(all figures approximate)	Fiscal Year End 2024
Income from operations as a % of revenue	5.9%
Pass-through revenues	8.3%
Amortization of intangible assets	0.1%
Corporate net expenses	0.9%
Restructuring expenses*	0.4%
Segment adjusted operating income as a % of net service revenue	15.6%

*Based on midpoint of FY2024 guidance